Exhibit 99.1

PRESS RELEASE

CONTACT: Todd Pozefsky
(203) 458-5807

Peter Carlson Elected To The White Mountains Board

HAMILTON, Bermuda, March 1, 2019 -- The Board of Directors of White Mountains Insurance Group, Ltd. (NYSE: WTM) has elected Peter M. Carlson as a director of the Company.

Mr. Carlson was formerly Chief Operating Officer of Brighthouse Financial, Inc. Previously, he was EVP and Chief Accounting Officer of MetLife, Inc. Mr. Carlson has also served on the Financial Accounting Standards Advisory Council.

CEO Manning Rountree said, "We are pleased to welcome Pete to our Board of Directors. His extensive experience with accounting, insurance, banking and corporate governance will benefit our owners."

ADDITIONAL INFORMATION
White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol "WTM". Additional financial information and other items of interest are available at the Company's web site located at www.whitemountains.com.